UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): October 29, 2013

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNS ENERGY CORPORATION	86-0786732
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
Discharge of Mortgage Indenture
On October 30, 2013, Tucson Electric Power Company (“TEP”) discharged its Indenture of Mortgage and Deed of Trust, dated as of December 1, 1992, as supplemented (the “1992 Indenture”), to The Bank of New York Mellon, successor trustee.
The 1992 Indenture had created a lien on and security interest in most of TEP’s utility plant assets. TEP had a total of $423 million in mortgage bonds issued under the 1992 Indenture, securing TEP’s obligations under the Second Amended and Restated Credit Agreement, dated as of November 9, 2010, as amended (“TEP Credit Agreement”), among TEP and a syndicate of banks, and the Reimbursement Agreement, dated December 14, 2010 (“2010 TEP Reimbursement Agreement”), between TEP and a financial institution. The terms of the TEP Credit Agreement and the 2010 TEP Reimbursement Agreement permitted TEP to request the return of such bonds for cancellation if TEP’s senior unsecured debt ratings were at or above certain levels.
In August 2013, TEP’s senior unsecured credit ratings were upgraded and satisfy the conditions for the return of the mortgage bonds. On October 29, 2013, at TEP’s request, the mortgage bonds were returned to TEP for cancellation, resulting in TEP’s obligations under the TEP Credit Agreement and the 2010 TEP Reimbursement Agreement being unsecured. On October 30, 2013, the mortgage bonds were delivered to the mortgage trustee for cancellation and, there being no further indebtedness outstanding under the 1992 Indenture, the 1992 Indenture was discharged and the lien on TEP’s properties released.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 31, 2013	UNS ENERGY CORPORATION ____________________________ (Registrant) /s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer
Date: October 31, 2013	TUCSON ELECTRIC POWER COMPANY ___________________________ (Registrant) /s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer